As filed with the Securities and Exchange Commission on March 9, 2018

Registration No. 333-  _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-5093315
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

343 Allerton Avenue
South San Francisco, California 94080
(Address of Principal Executive Offices)

1999 Stock Incentive Plan

and

Amended and Restated 2016 Equity Incentive Plan
(Full title of the plan)

Shawn K. Singh
Chief Executive Officer
VistaGen Therapeutics, Inc.
343 Allerton Avenue
South San Francisco, California 94080
(Name and address of agent for service)

(650) 577-3600
(Telephone number, including area code, of agent for service)

Copies to:
Jessica R. Sudweeks, Esq.
Disclosure Law Group, a Professional Corporation
600 W. Broadway, Suite 700
San Diego, California 92101

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share: To be issued under the Amended and Restated 2016 Equity Incentive Plan	3,286,671	$1.22	$4,009,738.62	$499.21
Common Stock, $0.001 par value per share: Outstanding options issued by the Registrant under the Amended and Restated 2016 Equity Incentive Plan	5,015,829(3)	$1.22	$6,119,311.38	$761.86
Total	8,302,500		$10,129,050.00	$1,261.07

(1)
We previously registered an aggregate total of 997,229 shares of our common stock, both issued and issuable under our 1999 Stock Incentive Plan (the 1999 Plan) and our Amended and Restated 2016 Equity Incentive Plan, formerly the 2008 Stock Incentive Plan (the 2016 Plan, and collectively, the Plans) on a registration statement on Form S-8 (File No. 333-208354). This registration statement on Form S-8 is being filed to register an additional 8,302,500 shares of our common stock underlying options that may be issued or are currently outstanding under the 2016 Plan. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended.

(3)	Represents 5,015,829 shares of common stock issuable upon exercise of outstanding stock options previously issued under the 2016 Plan.

EXPLANATORY NOTE

VistaGen Therapeutics, Inc. (the Company) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the Securities Act), to register an additional 8,302,500 shares of the Company’s common stock, $0.001 par value, issuable pursuant to the Company’s Amended and Restated 2016 Equity Incentive Plan, formerly the 2008 Stock Incentive Plan (the 2016 Plan). The 2016 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted shares of common stock, stock appreciation rights and dividend equivalent rights, collectively referred to as “Awards.” Awards, other than incentive stock options, may be granted to the Company’s employees, directors and consultants. The Company previously registered an aggregate of 997,229 shares of its common stock (Registration No. 333-208354) (the Prior Registration Statement) under the 2008 Stock Incentive Plan (the 2008 Plan) and the Company’s 1999 Stock Incentive Plan (the 1999 Plan). The 2008 Plan was amended and restated on July 26, 2016 and subsequently amended on September 15, 2017, and is now known as the 2016 Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement relating to the 2008 Plan and the 1999 Plan, and all periodic reports filed by the Company after the Prior Registration Statement to maintain current information about the Company are hereby incorporated by reference. The Prior Registration Statement included a reoffer prospectus, which is not incorporated by reference and made a part hereof. Instead, a revised reoffer prospectus (the Reoffer Prospectus) has been included in Part I of this Registration Statement.

The names of certain persons who may, from time to time in the future, sell shares under the Reoffer Prospectus and the amount of such shares are set forth below under the caption “Selling Stockholders.” However, non-affiliates who hold less than the lesser of 1,000 shares or 1% of our common stock issuable under the Plans may resell restricted securities issued under each respective Plan and are not identified herein as Selling Stockholders, but may use this Reoffer Prospectus for future reoffers and resales. In addition, other affiliate selling stockholders may elect to sell shares under the Reoffer Prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement the Reoffer Prospectus with that information. Any securities covered by the Reoffer Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Reoffer Prospectus.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information concerning the 1999 Plan and the 2016 Plan (collectively, the Plans) specified in Part I will be sent or given to participants of the Plans as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

REOFFER PROSPECTUS

VISTAGEN THERAPEUTICS, INC.

5,301,546 Shares of Common Stock

     This Reoffer Prospectus relates to the sale of up 5,301,546 shares of our common stock, par value $0.001 per share, that may be offered and resold from time to time in the future by existing stockholders of the Company (the Selling Stockholders) identified in this Reoffer Prospectus for his or her own account issuable pursuant to the Company's 1999 Stock Incentive Plan (the 1999 Plan) and the Amended and Restated 2016 Equity incentive Plan, formerly known as the 2008 Stock Incentive Plan (the 2016 Plan and, together with the 1999 Plan, the Plans). The Plans provide for the grant of incentive stock options, non-qualified stock options, restricted shares of common stock, stock appreciation rights and dividend equivalent rights, collectively referred to as “Awards.” Awards, other than incentive stock options, may be granted to the Company’s employees, directors and consultants. It is anticipated that the Selling Stockholders will offer common stock for sale at prevailing prices, as reported by the NASDAQ Capital Market on the date of sale. We will receive no part of the proceeds from sales made under this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred in connection with the registration and offering of the shares will be borne by the Company.

       The shares of common stock will be issued pursuant to stock options previously granted under the Plans or granted in the future under the 2016 Plan. This Reoffer Prospectus has been prepared for the purposes of registering the common stock under the Securities Act of 1933, as amended, to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

                Our common stock is quoted on NASDAQ Capital Market under the symbol “VTGN.” The closing sales price for our common stock on March 8, 2018 was $1.37 per share.

       Investing in our common stock involves risks. See “Risk Factors” on page 6 of this Reoffer Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED
IF THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is March 9, 2018

VISTAGEN THERAPEUTICS, INC.

You should rely only on the information contained in this Reoffer Prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this Reoffer Prospectus or incorporated by reference herein is accurate only on the date of this Reoffer Prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This Reoffer Prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary highlights certain information that we present more fully in the rest of this Reoffer Prospectus. This summary does not contain all of the information you should consider before investing in the securities offered pursuant to this Reoffer Prospectus. You should read the entire prospectus carefully, including the section titled “Risk Factors,” before making an investment decision.

Except where the context otherwise requires and for purposes of this Reoffer Prospectus only, “we,” “us,” “our,” “Company,” “our Company,” and “VistaGen” refer to VistaGen Therapeutics, Inc., a Nevada corporation, and its consolidated subsidiaries.

Overview

We are a clinical-stage biopharmaceutical company focused on developing new generation medicines for depression and other central nervous system (CNS) disorders. Unless the context otherwise requires, the words “VistaGen Therapeutics, Inc.” “VistaGen,” “we,” “the Company,” “us” and “our” refer to VistaGen Therapeutics, Inc., a Nevada corporation. All references to future quarters and years in this Report refer to calendar quarters and calendar years, unless reference is made otherwise.

AV-101 is our oral CNS glutamatergic product candidate in Phase 2 clinical development in the United States, initially as a new generation adjunctive treatment for Major Depressive Disorder (MDD) in patients with an inadequate response to standard antidepressants approved by the U.S. Food and Drug Administration (FDA).  AV-101’s mechanism of action (MOA) involves both NMDA (N-methyl-D-aspartate) and AMPA (alpha-amino-3-hydroxy-5-methyl-4-isoxazolepropionic acid) receptors in the brain responsible for fast excitatory synaptic activity throughout the CNS.  AV-101’s MOA is fundamentally different from all standard FDA-approved antidepressants, as well as all atypical antipsychotics, such as aripiprazole, often used adjunctively with standard antidepressants. We believe AV-101 also has potential to treat several additional CNS indications where modulation of the NMDA receptors, activation of AMPA pathways and/or key active metabolites of AV-101 may achieve therapeutic benefit, including, among others, as a non-opioid alternative for neuropathic pain, Parkinson’s disease levodopa-induced dyskinesia (PD LID) and suicidal ideation.

Clinical studies conducted at the U.S. National Institute of Mental Health (NIMH), part of the U.S. National Institutes of Health (NIH), by Dr. Carlos Zarate, Jr., Chief of the NIMH’s Experimental Therapeutics & Pathophysiology Branch and its Section on Neurobiology and Treatment of Mood and Anxiety Disorders, have focused on the antidepressant effects of ketamine hydrochloride injection (ketamine), an ion-channel blocking NMDA receptor antagonist approved by the FDA as an anesthetic, in MDD patients with inadequate responses to multiple standard antidepressants. These NIMH studies, as well as clinical research at Yale University and other academic institutions in the U.S., have demonstrated ketamine’s fast-acting antidepressant effects in treatment-resistant MDD patients, achieving therapeutic benefits within twenty-four hours of a single sub-anesthetic dose administered by intravenous (IV) injection.

We believe orally administered AV-101 may have potential to deliver ketamine-like antidepressant effects, without ketamine’s psychological side effects and other safety concerns, and without the need for IV administration. As published in the October 2015 issue of the peer-reviewed, Journal of Pharmacology and Experimental Therapeutics, in an article titled, The prodrug 4-chlorokynurenine causes ketamine-like antidepressant effects, but not side effects, by NMDA/glycineB-site inhibition, using well-established preclinical models of depression, AV-101 was shown to induce fast-acting, dose-dependent, persistent and statistically significant antidepressant-like responses following a single treatment. These responses were equivalent to those seen with a single sub-anesthetic control dose of ketamine. In addition, these studies confirmed that the fast-acting antidepressant effects of AV-101 were mediated through both inhibiting the glycine binding (GlyB) site of the NMDA receptor and activating the AMPA receptor pathway in the brain.

In October 2017, we received FDA authorization to launch our Phase 2 double blind, placebo-controlled efficacy and safety study of AV-101 as a new generation adjunctive treatment for MDD patients with an inadequate therapeutic response to standard, FDA-approved antidepressants (the AV-101 MDD Phase 2 Adjunctive Treatment Study), and in December 2017 the FDA granted Fast Track Designation to AV-101 for development as a potential adjunctive treatment for MDD. We intend to launch the AV-101 MDD Phase 2 Adjunctive Treatment Study in the first quarter of 2018 with Dr. Maurizio Fava, Professor of Psychiatry at Harvard Medical School and Director, Division of Clinical Research, Massachusetts General Hospital (MGH) Research Institute, as the Principal Investigator. Dr. Fava was the co-Principal Investigator with Dr. A. John Rush of the STAR*D study, the largest clinical trial conducted in depression to date, whose findings were published in journals such as the New England Journal of Medicine (NEJM) and the Journal of the American Medical Association (JAMA). We expect top line results of the AV-101 MDD Phase 2 Adjunctive Treatment Study to be available in the first half of 2019. In addition, pursuant to our Cooperative Research and Development Agreement (CRADA) with the NIMH, the NIMH is currently funding, and Dr. Zarate, as Principal Investigator, and his team are currently conducting, a small Phase 2 clinical study of AV-101 as a monotherapy in subjects with treatment-resistant MDD (the NIMH AV-101 MDD Phase 2 Monotherapy Study).

VistaStem Therapeutics (VistaStem) is our wholly owned subsidiary focused on applying human pluripotent stem cell (hPSC) technology to discover, rescue, develop and commercialize (i) proprietary new chemical entities (NCEs) for CNS and other diseases and, through collaborations, (ii) regenerative medicine (RM) involving hPSC-derived blood, cartilage, heart and liver cells.  Our internal drug rescue programs are designed to utilize CardioSafe 3D, our customized cardiac bioassay system, to develop small molecule NCEs for our pipeline.  To advance potential RM applications of our cardiac stem cell technology, in December 2016, we exclusively licensed to BlueRock Therapeutics LP, a next generation RM company established by Bayer AG and Versant Ventures (BlueRock Therapeutics), rights to certain proprietary technologies relating to the production of cardiac stem cells for the treatment of heart disease (the BlueRock Agreement). In a manner similar to our agreement with BlueRock Therapeutics, we may pursue additional RM collaborations or out-licensing transactions involving blood, cartilage, and/or liver cells derived from hPSCs for RM and cell-based therapy, cell repair therapy, and/or tissue engineering.

AV-101 and Major Depressive Disorder

Background

The World Health Organization (WHO) estimates that 300 million people worldwide are affected by depression. According to the NIH, major depression is one of the most common mental disorders in the U.S. The NIMH reports that, in 2016, approximately 16 million adults in the U.S. had at least one major depressive episode in the past year. According to the U.S. Centers for Disease Control and Prevention (CDC) in an August 2017 report, 1 in 8 Americans over the age of 12 reported taking an FDA-approved antidepressant in the previous month.

Most antidepressants target chemical imbalances in the brain related to neurotransmitter reuptake inhibition – either serotonin (antidepressants known as SSRIs) or serotonin/norepinephrine (antidepressants known as SNRIs). Nearly 2 out of every 3 drug-treated depression patients do not obtain adequate therapeutic benefit from their initial treatment with a standard antidepressant. Even when effective, these standard antidepressants take many weeks to achieve adequate therapeutic effects. After multiple treatment attempts involving many different standard antidepressants, nearly one out of every three drug-treated depression patients still do not achieve adequate therapeutic benefits from their antidepressant medication.  Such patients with an inadequate response to standard antidepressants often seek to augment their treatment regimen by adding an atypical antipsychotic drug (a drug such as aripiprazole), despite only modest potential therapeutic benefit and the significant risk of additional side effects from such adjunctive drugs.

All antidepressants have risks of side effects, including, among others, anxiety, metabolic syndrome, sleep disturbance and sexual dysfunction. Adjunctive use of atypical antipsychotics to augment inadequately performing standard antidepressants may increase the risk of significant side effects, including, tardive dyskinesia, substantial weight gain, diabetes and heart disease, while offering only a modest potential increase in therapeutic benefit.

AV-101

AV-101 is our oral CNS product candidate in Phase 2 development in the United States, initially as a new generation glutamatergic antidepressant for the adjunctive treatment of MDD patients with an inadequate therapeutic response to standard, FDA-approved antidepressants. As published in the October 2015 issue of the peer-reviewed, Journal of Pharmacology and Experimental Therapeutics, in an article titled, “The prodrug 4-chlorokynurenine causes ketamine-like antidepressant effects, but not side effects, by NMDA/glycineB-site inhibition,” using well-established preclinical models of depression, AV-101 was shown to induce fast-acting, dose-dependent, persistent and statistically significant ketamine-like antidepressant effects following a single treatment, responses equivalent to those seen with a single sub-anesthetic control dose of ketamine, but without the negative side effects seen with ketamine. In addition, these studies confirmed that the antidepressant effects of AV-101 were mediated through both inhibition of the GlyB site of NMDA receptors and activation of the AMPA receptor pathway in the brain, a key final common pathway feature of certain new generation glutamatergic antidepressants such as ketamine and AV-101, each with a MOA that is fundamentally different from all standard antidepressants and atypical antipsychotics used adjunctively to augment them.

We have completed two NIH-funded, randomized, double blind, placebo-controlled AV-101 Phase 1 first-in-human safety studies. Currently, pursuant to our CRADA with the NIMH and Dr. Carlos Zarate, Jr., the NIMH is currently funding, and Dr. Zarate, as Principal Investigator, and his team are currently conducting, the NIMH AV-101 MDD Phase 2 Monotherapy Study.

In October 2017, we received authorization from the FDA to proceed, under our Investigational New Drug (IND) application, with the AV-101 MDD Phase 2 Adjunctive Treatment Study, which will test the safety, efficacy and tolerability of AV-101 as an adjunctive treatment of MDD in adult patients with an inadequate therapeutic response to standard, FDA-approved antidepressants. We intend to launch the AV-101 MDD Phase 2 Adjunctive Treatment Study in the first quarter of 2018, and expect top line results to be available in the first half of 2019. Additionally, in December 2017 the FDA granted Fast Track Designation to AV-101 for development as a potential adjunctive treatment for MDD. The FDA’s Fast Track Designation is a process designed to facilitate the development and expedite the review of drugs to treat serious conditions and unmet medical needs. With Fast Track Designation, there is an increased possibility for a priority review of AV-101 by the FDA.

We believe preclinical studies and Phase 1 safety studies support our hypothesis that AV-101 also has potential as a non-opioid treatment alternative for neuropathic pain, as well as several additional CNS indications where modulation of the NMDA receptors, activation of AMPA pathways and/or key active metabolites of AV-101 may achieve therapeutic benefit, including PD LID, epilepsy, Huntington’s disease and suicidal ideation. We are beginning to plan additional Phase 2 clinical studies to further evaluate the therapeutic potential of AV-101 beyond MDD, however we do not intend to initiate such studies in 2018.

CardioSafe 3D™; NCE Drug Rescue and Regenerative Medicine

VistaStem Therapeutics is our wholly owned subsidiary focused on applying hPSC technology to discover, rescue, develop and commercialize proprietary small molecule NCEs for CNS and other diseases, as well as potential regenerative medicine (RM) and cellular therapies involving stem cell-derived blood, cartilage, heart and liver cells. CardioSafe 3D™ is our customized in vitro cardiac bioassay system capable of predicting potential human heart toxicity of small molecule NCEs in vitro, long before they are ever tested in animal and human studies. Potential commercial applications of our stem cell technology platform involve using CardioSafe 3D internally for NCE drug discovery and drug rescue to expand our proprietary drug candidate pipeline. Drug rescue involves leveraging substantial prior research and development investments by pharmaceutical companies and others related to public domain NCE programs terminated before FDA approval due to heart toxicity risks and RM and cellular therapies. To advance potential RM applications of our cardiac stem cell technology, in December 2016, we exclusively licensed to BlueRock Therapeutics LP, a next generation regenerative medicine company established by Bayer AG and Versant Ventures, rights to certain proprietary technologies relating to the production of cardiac stem cells for the treatment of heart disease. In a manner similar to the BlueRock Agreement, we may also pursue additional potential RM applications using blood, cartilage, and/or liver cells derived from hPSCs for (A) cell-based therapy (injection of stem cell-derived mature organ-specific cells obtained through directed differentiation), (B) cell repair therapy (induction of regeneration by biologically active molecules administered alone or produced by infused genetically engineered cells), or (C) tissue engineering (transplantation of in vitro grown complex tissues) using hPSC-derived blood, bone, cartilage, and/or liver cells.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the section titled “Risk Factors” on page 6 of this Reoffer Prospectus for a discussion of the factors you should carefully consider before deciding to purchase the securities offered by this Reoffer Prospectus. These risks include, among others:

●
we are a development stage biopharmaceutical company with no current revenues or approved products, and limited experience developing new drug, biological and/or regenerative medicine candidates, which makes it difficult to assess our future viability;

●
we depend heavily on the success of AV-101, and we cannot be certain that we will be able to obtain regulatory approval for, or successfully commercialize, AV-101, or any product candidate;

●
failures or delays in the commencement or completion of, or supply of AV-101 for, our planned clinical trials could delay, prevent or limit our ability to complete clinical development of AV-101 in a timely manner, or at all, or generate revenue and continue our business;

●
we face significant competition, and if we are unable to compete effectively, we may not be able to achieve or maintain significant market penetration or improve our results of operations;

●
some of our programs have been partially supported by government grants, which may not be available to us in the future;

●
if we are unable to adequately protect our proprietary technology, or obtain and maintain issued patents that are sufficient to protect our product candidates, others could compete against us more directly, which would have a material adverse impact on our business, results of operations, financial condition and prospects; and

●
we have incurred significant net losses since inception and we will continue to incur substantial operating losses for the foreseeable future.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

THE OFFERING

By this Reoffer Prospectus, the Selling Stockholders are offering up to 5,301,546 shares of our common stock, which are issuable pursuant to our 1999 Plan and 2016 Plan. The Selling Stockholders are not required to sell their shares, and any future sales of common stock by the Selling Stockholders are entirely at the discretion of the Selling Stockholders. We will receive no proceeds from any future sale of the shares of common stock in this offering. However, upon any exercise of outstanding stock options granted under the Plans and any stock options granted in the future under the 2016 Plan, we will receive proceeds associated with such exercises.

Securities Registered:	5,301,546 shares of common stock, par value $0.001

Shares of Common Stock Outstanding Prior to Completion of the Offering:	22,902,615

NASDAQ Symbol:	VTGN

Transfer Agent:	Computershare, Jersey City, New Jersey.

Risk Factors:
Our business operations are subject to numerous risks. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Use of Proceeds:
We will not receive any proceeds from the sale of the shares of common stock registered pursuant to this Reoffer Prospectus. However, upon exercise of oustanding stock options granted under the Plans and any stock options granted in the future under the 2016 Plan, we will receive proceeds associated with such exercises. To the extent that we receive any funds from the exercise of options or other awards issued to the Selling Stockholders under the Plans, such funds will be used to fund the research and development of our product candidates, including AV-101, and for working capital and general corporate purposes.

Sales by Affiliates and Sales of Restricted Securities
Selling Stockholders who are considered “affiliates” of the Company, as defined in Rule 405 under the Securities Act, or who are selling “restricted securities”, as defined in Rule 144(a)(3) under the Securities Act, may not sell an amount of shares pursuant to this Reoffer Prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as well as subsequently filed Quarterly Reports on Form 10-Q, which risk factors are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and subsequent Quarterly Reports on Form 10-Q are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this Reoffer Prospectus other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●
the availability of capital to satisfy our working capital requirements;

●
the accuracy of our estimates regarding expenses, future revenues and capital requirements;

●
our plans to develop and commercialize our lead product candidate, AV-101, initially as an adjunctive treatment of MDD patients with an inadequate therapeutic response to standard, FDA-approved antidepressants, and subsequently as a treatment for additional diseases and disorders involving the CNS;

●
our ability to initiate and complete our clinical trials and to advance our product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;

●
regulatory developments in the U.S. and foreign countries;

●
the timely and satisfactory performance of the U.S. National Institute of Mental Health, our third-party contract manufacturer(s), contract research organization(s) and other third-party non-clinical and clinical development collaborators and regulatory service providers;

●
our ability to obtain and maintain intellectual property protection for our assets;

●
the size of the potential markets for our product candidates and our ability to serve those markets;

●
the rate and degree of market acceptance of our product candidates for any indication once approved;

●
the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;

●
the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators; and

●
other risks and uncertainties, including those described under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and subsequent Quarterly Reports on Form 10-Q, which risk factors are incorporated herein by reference.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this Reoffer Prospectus, as well as certain information incorporated by reference into this Reoffer Prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this Reoffer Prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

DETERMINATION OF OFFERING PRICE

     The Selling Stockholders may, from time-to-time in the future, sell the common stock issued to them from time-to-time upon exercise of stock options granted to them under the Plans at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

     This Reoffer Prospectus relates to shares of our common stock that may be offered and sold from time to time in the future by the Selling Stockholders. We will not receive any proceeds from the sale of the shares of common stock registered pursuant to this Reoffer Prospectus. However, upon any exercise of outstanding stock options granted under the Plans and any stock options granted in the future under the 2016 Plan, we will receive proceeds associated with such exercises. To the extent that we receive any funds from the exercise of options or other awards issued to the Selling Stockholders under the Plans, such funds will be used to fund the development of product candidates, including AV-101, and for working capital and general corporate purposes.

SELLING STOCKHOLDERS

     The Selling Stockholders named in this Reoffer Prospectus are offering up to 5,301,546 shares of our common stock, issuable upon exercise of stock options granted to the Selling Stockholders pursuant to the Plans.

     The following table provides, as of March 2, 2018, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including:

1.	the number of shares of common stock beneficially owned by each Selling Stockholder prior to this offering;
2.	the total number of shares of common stock that are to be offered by each Selling Stockholder;
3.	the total number of shares of common stock that will be beneficially owned by each Selling Stockholder upon completion of the offering; and
4.	the percentage beneficially owned by each Selling Stockholder.

Non-affiliates who hold less than the lesser of 1,000 shares or 1% of our common stock issuable under the Plans may resell restricted securities issued under each respective Plan and are not identified herein as Selling Stockholders. These non-affiliates may, however, use this Reoffer Prospectus for reoffers and resales.

     Information with respect to beneficial ownership is largely based upon Company records, as well as information obtained from the Selling Stockholders. Information with respect to "Shares Beneficially Owned Prior to this Offering" includes the shares issued pursuant to the Plans. Information with respect to "Shares Beneficially Owned Upon Completion of this Offering" assumes the sale of all shares of the common stock offered by this Reoffer Prospectus and no other purchases or sales of our common stock by the Selling Stockholders. Except as described below and to our knowledge, each named Selling Stockholder beneficially owns and has sole voting and investment power over all common stock or rights to these shares of common stock.

	Position with	Shares Beneficially Owned Prior to this Offering (1)		Number of Shares		Shares Beneficially Owned Upon Completion of this Offering
Name (3)	the Company	Number	Percent (4)	Being Offered		Number	Percent (4)
Shawn K. Singh	Chief Executive Officer, Director	941,348	3.95%	980,375	(2)	504,037	2.16%
Mark A. Smith, Ph. D.	Chief Medical Officer	277,215	1.20%	685,000	(2)	-	*
H. Ralph Snodgrass, Ph. D.	President, Chief Scientific Officer and Director	630,668	2.69%	621,250	(2)	370,224	1.59%
Jerrold D. Dotson	Vice-President and Chief Financial Officer	377,593	1.62%	531,001	(2)	165,000	*
Mark McPartland	Vice-President - Corporate Development	174,960	*	465,000	(2)	-	*
Jerry B. Gin, Ph. D.	Director	317,566	1.37%	260,000	(2)	200,000	*
Jon S. Saxe	Chairman	189,067	*	246,375	(2)	85,126	*
Brian Underdown, Ph. D.	Director	184,316	*	244,250	(2)	82,500	*
Kristina Bonham	Employee	95,282	*	216,501	(2)	-	*
Hai-Qing Xian	Employee	94,532	*	215,751	(2)	-	*
Danajane Katz	Employee	52,555	*	122,250	(2)	30	*
Caren Scannell	Employee	59,837	*	146,750	(2)	-	*
Jason Adelman	Consultant	27,687	*	25,000	(2)	19,875	*
Reid Adler	Consultant	106,329	*	77,500	(2)	69,629	*
Steven Angel	Consultant	39,062	*	125,000	(2)	-	*
James A. Burness	Consultant	96,221	*	25,125	(2)	88,724	*
Andrew Golden	Consultant	104,501	*	10,000	(2)	101,376	*
Roberta Jones	Consultant	16,070	*	25,551	(2)	-	*
Gordon Keller, Ph. D.	Consultant	36,007	*	32,528	(2)	5,563	*
Marion Kennedy	Consultant	1,001	*	1,001	(2)	-	*
Jeffrey A. Lindeman	Consultant	38,621	*	25,000	(2)	30,809	*
Michael Phillips	Consultant	184,966	*	25,438	(2)	176,716	*
Valter Pinto	Consultant	38,850	*	100,000	(2)	7,600	*
Assaf Raz	Consultant	21,375	*	10,000	(2)	18,250	*
Justin Romanowski	Consultant	15,140	*	10,000	(2)	5,140	*
James V. Sanders DVM, Ph. D.	Consultant	3,895	*	1,001	(2)	2,894	*
Jenene Thomas	Consultant	43,125	*	20,000	(2)	23,125	*
Bernhard Votteri, M.D.	Consultant	46,869	*	775	(2)	46,094	*
Ronald Wester, Ph. D.	Consultant	3,816	*	1,001	(2)	2,815	*
Charles M. Whiteman	Consultant	15,625	*	50,000	(2)	-	*
Holders of less than 1,000 shares (as a group)		5,146	*	2,123	(2)	3,373	*
				5,301,546

____________
* less than 1%

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares, which the Selling Stockholder has the right to acquire within 60 days. "Shares Beneficially Owned Upon Completion of this Offering" assumes the sale of all of the common stock offered by this Reoffer Prospectus and no other purchases or sales of our common stock by the Selling stockholders.

(2)
Includes shares that are issuable upon exercise of stock options issued pursuant to the Plans, some of which are not, and will not become vested within 60 days from March 2, 2018, and are not included in the calculation of "Shares Beneficially Owned Prior to this Offering".

(3)	Unless otherwise indicated, the address for each Selling Stockholder is c/o VistaGen Therapeutics, Inc., 343 Allerton Avenue, South San Francisco, CA 94080.

(4)
Applicable percentage ownership is based on 22,902,615 shares of common stock outstanding as of March 2, 2018, together with securities exercisable or convertible into shares of common stock within 60 days of March 2, 2018 for each stockholder, including, for purposes of the shares beneficially owned prior to the Offering, the shares offered for resale pursuant to this Reoffer Prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 2, 2018, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

PLAN OF DISTRIBUTION

Timing of Sales

Subject to the foregoing, the Selling Stockholders may elect to offer and sell the shares covered by this Reoffer Prospectus at various times in the future. The Selling Stockholders will act independently of our Company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no Selling Stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common stock covered by this Reoffer Prospectus.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.	the market price prevailing at the time of sale;
2.	a price related to such prevailing market price; or
3.	such other price as the selling stockholders determine from time to time.

Manner of Sale

     To the extent permissible, the shares of common stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this Reoffer Prospectus;
3.	ordinary brokerage transactions in which the broker solicits purchasers;
4.	through options, swaps or derivatives;
5.	in transactions to cover short sales;
6.	privately negotiated transactions; or
7.	in a combination of any of the above methods.

The Selling Stockholders may, from time-to-time in the future, sell their common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common stock. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of common stock at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire common stock as principal may thereafter resell the common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If the Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales by Affiliates and Sales of Restricted Securities

Selling Stockholders who are considered “affiliates” of the Company, as defined in Rule 405 under the Securities Act, or who are selling “restricted securities”, as defined in Rule 144(a)(3) under the Securities Act, may not sell an amount of shares pursuant to this reoffer prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Reoffer Prospectus.

Accordingly, during such times as a Selling Stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;
2.	may not cover short sales by purchasing shares while the distribution is taking place; and
3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this Reoffer Prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless the stock have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

     We are bearing all costs relating to the registration of the common stock which may be sold from time-to-time in the future by the Selling Stockholders. These expenses are estimated to include, but are not limiteded to, legal, accounting, printing and mailing fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any future sale of their common stock pursuant to this Reoffer Prospectus.

LEGAL MATTERS

     The validity of the common stock offered by this Reoffer Prospectus will be passed upon by Disclosure Law Group, a Professional Corporation, of San Diego, California (DLG). Partners of DLG beneficially own an aggregate of 84,487 registered and/or restricted shares of our common stock.

EXPERTS

     The financial statements as of and for the fiscal year ended March 31, 2017, incorporated by reference in this Reoffer Prospectus, have been audited by OUM & Co. LLP, our independent registered public accounting firm, as stated in their report and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission (the SEC) allows us to "incorporate by reference" into this Reoffer Prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this Reoffer Prospectus. Information that we file at a future date with the SEC will update and supersede this information. For further information about the Company and our common stock, please read the documents incorporated by reference below.

●
Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed on June 29, 2017;
●
Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed on August 14, 2017;
●
Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed on November 9, 2017;
●
Quarterly Report on Form 10-Q for the quarter ended December 31, 2017, filed on February 12, 2018;
●
Current Report on Form 8-K, filed on April 28, 2017;
●
Current Report on Form 8-K, filed on May 1, 2017;
●
Current Report on Form 8-K filed on August 9, 2017;
●
Current Report on Form 8-K, filed on August 31, 2017;
●
Current Report on Form 8-K, filed on September 20, 2017;
●
Current Report on Form 8-K, filed on October 2, 2017;
●
Current Report on Form 8-K, filed on October 26, 2017;
●
Current Report on Form 8-K, filed on November 7, 2017;
●
Current Report on Form 8-K, filed on December 6, 2017;
●
Current Report on Form 8-K, filed on December 8, 2017;
●
Current Report on Form 8-K, filed on December 13, 2017;
●
Current Report on Form 8-K, filed on January 8, 2018;
●
Current Report on Form 8-K, filed on March 7, 2018; and
●
The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on May 3, 2016, including any amendment or report filed with the SEC for the purpose of updating this description.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

      This Reoffer Prospectus is part of a registration statement on Form S-8 that we filed with the SEC. Certain information in the registration statement has been omitted from this Reoffer Prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's website at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this Reoffer Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Reoffer Prospectus does not constitute an offer to buy any security other than the securities offered by this Reoffer Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this Reoffer Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

VISTAGEN THERAPEUTICS, INC.

5,301,546 shares of common stock
Reoffer Prospectus

Dated, March 9, 2018

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

 The following documents, which have been previously filed by the Registrant with the Securities and Exchange Commission (the SEC), are hereby incorporated by reference in this Registration Statement:

●
Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed on June 29, 2017;
●
Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed on August 14, 2017;
●
Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed on November 9, 2017;
●
Quarterly Report on Form 10-Q for the quarter ended December 31, 2017, filed on February 12, 2018;
●
Current Report on Form 8-K, filed on April 28, 2017;
●
Current Report on Form 8-K, filed on May 1, 2017;
●
Current Report on Form 8-K filed on August 9, 2017;
●
Current Report on Form 8-K, filed on August 31, 2017;
●
Current Report on Form 8-K, filed on September 20, 2017;
●
Current Report on Form 8-K, filed on October 2, 2017;
●
Current Report on Form 8-K, filed on October 26, 2017;
●
Current Report on Form 8-K, filed on November 7, 2017;
●
Current Report on Form 8-K, filed on December 6, 2017;
●
Current Report on Form 8-K, filed on December 8, 2017;
●
Current Report on Form 8-K, filed on December 13, 2017;
●
Current Report on Form 8-K, filed on January 8, 2018;
●
Current Report on Form 8-K, filed on March 7, 2018; and
●
The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on May 3, 2016, including any amendment or report filed with the SEC for the purpose of updating this description.

                 Until such time that a post-effective amendment to this Registration Statement has been filed which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

                 Not applicable.

Item 5.	Interests of Named Experts and Counsel

                 Not applicable.

Item 6.	Indemnification of Directors and Officers

Limitations of liability and indemnification

Our amended and restated bylaws (bylaws) provide that we will indemnify our directors, officers and employees to the fullest extent permitted by the Nevada Revised Statutes (NRS).

If the NRS are amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the NRS, as so amended. Our Articles of Incorporation do not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under the NRS. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we are empowered to enter into indemnification agreements with our directors, officers and employees to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our bylaws, we have entered into indemnification agreements with each of the individuals serving on our board of directors. These agreements provide for the indemnification of our directors to the fullest extent permitted by law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees. We also maintain directors’ and officers’ liability insurance.

 The limitation of liability and indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and certain employees pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

 There is no pending litigation or proceeding naming us or any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification.

Item 7.	Exemption from Registration Claimed

                 Not applicable.

Item 8.	Exhibits

Exhibit No.	Document Description	Incorporation by Reference

5.1	Opinion and Consent of Disclosure Law Group	Filed herewith.

23.1	Consent of OUM & Co., LLP, independent registered public accounting firm	Filed herewith.

99.1	1999 Stock Incentive Plan, as amended	Incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2011.

99.2	Amended and Restated 2016 Equity Incentive Plan	Incorporated by reference from the Company’s Definitive Proxy Statement, filed with the SEC on August 8, 2016.

Item 9.	Undertakings

        (a)   The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act; and

        (ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California, on March 9, 2018.

VistaGen Therapeutics, Inc.

By: /s/ Shawn K. Singh
Name: Shawn K. Singh
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Shawn K. Singh Shawn K. Singh	Chief Executive Officer, and Director (Principal Executive Officer)	March 9, 2018

/s/ Jerrold D. Dotson Jerrold D. Dotson	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2018

/s/ H. Ralph Snodgrass H. Ralph Snodgrass, Ph. D.	President, Chief Scientific Officer and Director	March 9, 2018

/s/ Jon S. Saxe Jon S. Saxe	Chairman of the Board of Directors	March 9, 2018

/s/ Brian J. Underdown Brian J. Underdown, Ph. D.	Director	March 9, 2018

/s/ Jerry B. Gin Jerry B. Gin, Ph. D., MBA	Director	March 9, 2018